EXHIBIT 2.1

                    FIRST AMENDMENT TO ARRANGEMENT AGREEMENT

         This First Amendment to Arrangement Agreement (this "Amendment") is dated as of September 27, 2005 and is by and among Beacon Power Corporation, a Delaware corporation ("Beacon"), Beacon Acquisition Co., a Nova Scotia unlimited liability company and a wholly owned subsidiary of Beacon ("Acquisitionco"), and NxtPhase T&D Corporation, a Canada corporation ("NxtPhase"). Beacon, Acquisitionco and NxtPhase are sometimes referred to herein collectively as the "Parties" and individually as a "Party." Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Original Agreement (as defined below).

                                    RECITALS

         WHEREAS, Beacon, Acquisitionco and NxtPhase entered into that certain Arrangement Agreement (the "Original Agreement") dated as of April 22, 2005;

         WHEREAS, the Parties desire to amend the Original Agreement as set forth herein;

         WHEREAS, pursuant to the terms of each Letter Agreement among Beacon, NxtPhase and each NxtPhase Shareholder other than Beacon, Western Technology Seed Investment and David Burnstein (each, a "NxtPhase Class A Shareholder"), each NxtPhase Class A Shareholder's prior written consent is required for any amendment to Section 2.1 of and Schedule "A" to the Original Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties agree as follows:

         1. Definitions.

         (a) A new definition of "1934 Act," as follows, is hereby inserted in Section 1.1 of the Original Agreement:

                  "1934 Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

         (b) The definition of "Beacon Equity Incentive Plan" as set forth in
Section 1.1 of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  "Beacon Equity Incentive Plan" means Beacon's Second Amended and Restated 1998 Stock Incentive Plan, as may be amended and restated from time to time, pursuant to which Beacon may issue Beacon RSUs and options to purchase Beacon Shares;

         (c) The definition of "Beacon Meeting" as set forth in Section 1.1 of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  "Beacon Meeting" means the special meeting or the annual meeting of the holders of Beacon Shares, and any adjournment thereof, to be held to consider and, if thought fit, approve the issuance of Beacon Shares in connection with the Arrangement;

         (d) The definition of "Final Order" as set forth in Section 1.1 of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  "Final Order" means the final order of the Court approving the Arrangement and the fairness of the terms and conditions thereof to the persons receiving Beacon Shares in the Arrangement following the application contemplated by Section
                  2.4 of this Agreement.

         (e) The definition of "Proxy Circular" as set forth in Section 1.1 of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  "Proxy Circular" means the joint proxy statement that constitutes (i) notice of the Beacon Meeting and accompanying proxy statement, including all schedules and exhibits thereto, to be sent to Beacon Shareholders in connection with the Beacon Meeting and (ii) notice of the NxtPhase Meeting and accompanying information circular, including all schedules and exhibits thereto, to be sent to NxtPhase Shareholders in connection with the NxtPhase Meeting;

         (f) The definition of "Registration Statement" as set forth in Section
1.1 of the Original Agreement is hereby deleted.

         (g) A new definition of "Section 3(a)(10)," as follows, is hereby inserted in Section 1.1 of the Original Agreement:

                  "Section 3(a)(10)" means Section 3(a)(10) of the 1933 Act;

         2. The introductory sentence of Section 2.1 of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  2.1 Share Exchange. Beacon will acquire all of the issued and outstanding NxtPhase Shares in accordance with the Plan of Arrangement as follows, in the following order:

         3. Section 2.1(b) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (b) each NxtPhase Share held by a NxtPhase Shareholder, other than those held by Working Opportunity Fund or by NxtPhase Shareholders who have exercised the Dissent Right and other than those issued pursuant to the Perseus Financing, shall be, and be deemed to be, transferred to Acquisitionco, free and clear of all Encumbrances, in consideration of the issue to such NxtPhase Shareholder of such number of Beacon Shares calculated pursuant to Section 2.1(d) as the "Exchange Value", in accordance with the Plan of Arrangement;

         4. A new Section 2.1(c), as follows, is hereby inserted into the Original Agreement:

                  (c) each NxtPhase Share held by Working Opportunity Fund shall be, and be deemed to be, transferred to Acquisitionco, free and clear of all Encumbrances, in consideration of the issue to Working Opportunity Fund of such number of Beacon Shares calculated pursuant to Section 2.1(d) as the "Exchange Value", in accordance with the Plan of Arrangement;

         5. Sections 2.1(c), 2.1(d), 2.1(e) and 2.1(f) of the Original Agreement shall be amended to be Sections 2.1(d), 2.1(e), 2.1(f) and 2.1(g), respectively.

         6. Section 2.2 of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  2.2      Proxy Circular.

                  As soon as practicable, Beacon will, subject to the prior review and written approval of NxtPhase, prepare the Proxy Circular for mailing to Beacon Shareholders and to NxtPhase Shareholders. The Proxy Circular will include all such information as is necessary to ensure compliance with the requirements of applicable corporate and securities laws of Beacon and NxtPhase in connection with the shareholder approval required by those companies for the Arrangement and compliance with the Interim Order, subject to the receipt by NxtPhase of an exemption order from the Director of the CBCA. NxtPhase will promptly apply to the Director of the CBCA for an exemption order exempting the Proxy Circular from the requirements of the CBCA with respect to the contents thereof. Beacon will ensure that all information included in the Proxy Circular, except such information relating to NxtPhase, does not contain a misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in the Proxy Circular that is necessary to make any statement that it makes not misleading in light of the circumstances in which it is made. NxtPhase will provide to Beacon all information about itself, its Affiliates and their respective directors, officers and shareholders as may be reasonably necessary to be included in the Proxy Circular pursuant to applicable laws. NxtPhase will ensure that all information included in the Proxy Circular relating to NxtPhase does not contain a misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in the Proxy Circular that is necessary to make any statement that it makes not misleading in light of the circumstances in which it is made. If, at any time prior to the time the SEC definitively informs Beacon that it has no further comments with respect to or will not review the preliminary Proxy Circular, any event or circumstance relating to NxtPhase or any of its Affiliates, or its or their respective officers, directors or shareholders, should be discovered by NxtPhase which is required to be set forth in the Proxy Circular, NxtPhase shall promptly inform Beacon.

         7. Section 2.3(a) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (a) As soon as practicable after the SEC definitively informs Beacon that it has no further comments with respect to or will not review the preliminary Proxy Circular, NxtPhase will convene the NxtPhase Meeting and Beacon will convene the Beacon Meeting. Each of NxtPhase and Beacon will file the Proxy Circular with the appropriate regulatory authorities in all jurisdictions where the same is required to be filed and will mail the same to their shareholders and such other appropriate persons in accordance with applicable law and the Interim Order. The parties will cooperate with each other in connection with the preparation of documentation for submission of the Proxy Circular to regulatory authorities and the delivery to shareholders and other appropriate persons.

         8. The introductory sentence of Section 2.4(b) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (b) The notice of motion for the application for the Interim Order shall request that the Interim Order provide that:

         9. A new Section 2.4(b)(iv), as follows, is hereby inserted in the Original Agreement:

                  (iv) prior to the hearing of the motion for the Interim Order, the Court has been advised that, subject to the Court's final approval of the Arrangement, for the purpose of issuing and distributing the Beacon Shares pursuant to the Arrangement, Beacon will rely on the exemption set forth in Section 3(a)(10) from the registration requirements of the 1933 Act.

         10. A new Section 2.4(c), as follows, is hereby inserted in the Original Agreement:

                  (c) NxtPhase shall provide Beacon with an opinion to be submitted to the SEC, in form and substance satisfactory to Beacon, from counsel licensed to practice in British Columbia that states that before the Court can give its approval for the Arrangement, it must consider the fairness to persons receiving Beacon Shares in the Arrangement.

         11. Section 2.5(a) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (a) U.S. Federal Securities Laws. As promptly as practicable after the date hereof, Beacon and NxtPhase shall cooperate in the preparation of the Proxy Circular to be mailed to Beacon Shareholders and NxtPhase Shareholders in connection with the Arrangement and the transactions contemplated thereby. Beacon shall use reasonable best efforts to promptly respond to any comments of the SEC, and to the extent such comments relate to NxtPhase, NxtPhase shall use reasonable best efforts to provide to Beacon any assistance required. Beacon shall use reasonable best efforts to cause all documents that it is solely responsible for filing with the SEC or other regulatory authorities under this Section 2.5, except information relating to NxtPhase contained in such documents, to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. NxtPhase will ensure that all information included in such documents relating to NxtPhase does not contain a misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Beacon will advise NxtPhase, promptly after it receives notice thereof, of the time when the SEC definitely informs Beacon that it has no further comments with respect to or will not review the preliminary Proxy Circular, of the suspension of qualification of the Beacon Shares issuable in connection with the Arrangement for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for additional information.

         12. Section 5.1(b) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (b) the SEC shall have definitely informed Beacon that it has no further comments with respect to or will not review the preliminary Proxy Circular, and Beacon shall have received all U.S. state securities or "blue sky" permits or other authorizations, or confirmations, as to the availability of an exemption from registration requirements as may be necessary;

         13. Section 5.1(c) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (c) the Interim Order and the Final Order shall have been obtained from the Court in form and substance satisfactory to each of the parties, acting reasonably, and shall, to Beacon's satisfaction, not to be unreasonably withheld or delayed, fulfill all requirements necessary for Beacon to rely on Section 3(a)(10), including, without limitation, a finding by the Court, before approving the transaction, that the terms and conditions of the Arrangement are fair to those to whom Beacon Shares will be issued;

         14. Section 5.1(f) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (f) subject to Section 4.7 and any applicable securities laws in the provinces of Canada, the issuance of the Beacon Shares pursuant to the Arrangement will be exempt from registration under Section 3(a)(10) and freely tradable shares in the United States upon issuance and will be exempt from the registration and prospectus requirements of applicable securities laws in each of the provinces of Canada in which NxtPhase Shareholders are resident; and

         15. Section 5.3(a) of the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (a) prior to the Effective Date, Beacon shall have, if required by the rules of Nasdaq, filed with Nasdaq any applicable notification forms with respect to the Beacon Shares issuable in connection with the Arrangement.

         16. The introductory sentence of Section 3.1 of Schedule "A" to the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  3.1 The Arrangement. On the Effective Date, the following shall occur and shall be deemed to occur in the following order without any further authorization, act or formality:

         17. Section 3.1(b) of Schedule "A" to the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (b) each NxtPhase Share held by a NxtPhase Shareholder, other than those held by Working Opportunity Fund or by NxtPhase Shareholders who have exercised the Dissent Right and other than those issued pursuant to the Perseus Financing, shall be, and be deemed to be, transferred to Acquisitionco, free and clear of all Encumbrances, in consideration of the issue to such NxtPhase Shareholder of such number of Beacon Shares calculated pursuant to Section 3.1(d) as the "Exchange Value", in accordance with the Plan of Arrangement;

         18. A new Section 3.1(c) of Schedule "A", as follows, is hereby inserted in the Original Agreement:

                  (c) each NxtPhase Share held by Working Opportunity Fund shall be, and be deemed to be, transferred to Acquisitionco, free and clear of all Encumbrances, in consideration of the issue to Working Opportunity Fund of such number of Beacon Shares calculated pursuant to Section 3.1(d) as the "Exchange Value", in accordance with the Plan of Arrangement;

         19. Sections 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g) and 3.1(h) of
Schedule "A" to the Original Agreement shall be amended to be Sections 3.1(d), 3.1(e), 3.1(f), 3.1(g), Section 3.1(h) and Section 3.1(i), respectively, of Schedule "A".

         20. Section 3.1(g) of Schedule "A" to the Original Agreement is deleted and the following is hereby inserted in lieu thereof:

                  (h) each NxtPhase Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to sell and transfer such NxtPhase Shares in accordance with Subsections 3.1(a) - 3.1(d) above; and

         21. Amendment to Letter Agreement. Schedule "D" of the Original Agreement and each Letter Agreement is hereby amended as set forth below. The obligations of Beacon to complete the transactions contemplated by the Original Agreement, as amended by this Amendment, and to file the documents necessary to give effect to the Arrangement are subject to each of the NxtPhase Class A Shareholders approving Sections 2, 3, 4, 5, 16, 17, 18, 19, 20 and 21 of this Amendment.

         (a) Any and all references to the "Arrangement Agreement" in each Letter Agreement are hereby deleted and substituted in their place with the following: "Arrangement Agreement, as amended by that certain First Amendment to Arrangement Agreement dated September 27, 2005."

         (b) The third sentence of Section (d) of Exhibit A to each Letter Agreement is amended by deleting the words "/prospectus" and "on Form S-4 (the "Registration Statement")".

         (c) Any and all references to the "Registration Statement" in each Letter Agreement are hereby deleted and substituted in their place with the following: "joint proxy statement of Beacon and NxtPhase."

         (d) Except as modified and amended by this Section 21, each Letter Agreement shall remain in full force and effect and is in all other respects ratified and confirmed.

         22. Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         23. Entire Agreement. This Amendment, together with the Original Agreement, as amended hereby, and all exhibits, schedules and other attachments thereto constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Except as modified and amended by this Amendment, the Original Agreement shall remain in full force and effect and is in all other respects ratified and confirmed.

         24. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

         25. Severability. Any term or provision of this Amendment that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, Beacon, Acquisitionco and NxtPhase have caused this Amendment to be executed as of the date first above written.


                                       BEACON POWER CORPORATION



                                   By:/s/ F. William Capp
                                      -------------------
                                 Name:  F. William Capp
                                Title:  President and CEO


                                       BEACON ACQUISITION CO.



                                   By:/s/ F. William Capp
                                      -------------------
                                 Name:  F. William Capp
                                Title:  President


                                       NXTPHASE T&D CORPORATION



                                   By:/s/ Andrea Johnston
                                      -------------------
                                 Name:  Andrea Johnston
                                Title:  President

For purposes of Sections 2, 3, 4, 5, 16, 17, 18, 19, 20 and 21 of this
Amendment:


                                       PERSEUS 2000, L.L.C.



                                  By:/s/ John C. Fox
                                     ---------------
                               Name:  John C. Fox
                              Title:  Managing Director


                                       EL DORADO INVESTMENT COMPANY



                                 By:/s/ John R. Finn
                                    ----------------
                                Name:  John R. Finn
                               Title:  Managing Director


                                       WORKING OPPORTUNITY FUND (EVCC) LTD.,
                                        by its manager GrowthWorks Capital Ltd.



                                  By:/s/ Hillar Kalmar
                                     -----------------
                                Name:  Hillar Kalmar
                               Title:  SVP Investments


                                       GE CAPITAL EQUITY HOLDINGS, INC.



                                  By:/s/ Mary Harman
                                     ---------------
                                Name:  Mary Harman
                               Title:  Vice President

                                       HYDRO-QUEBEC CAPITECH INC.



                                   By:/s/ Jacques Simoneau
                                      --------------------
                                 Name:  Jacques Simoneau
                                Title:  President and Chief Executive Officer


                              CANADIAN SCIENCE AND TECHNOLOGY GROWTH FUND, INC.


                                   By:/s/ Leslie K. Lyall
                                      -------------------
                                 Name:  Leslie K. Lyall
                                Title:  Director


                                       OPG VENTURES INC.



                                    By:/s/ Andrew C. Teichman
                                       ----------------------
                                  Name:  Andrew C. Teichman
                                 Title:  Executive Director - Investments


                                       PERSEUS 2000 EXPANSION, L.L.C.



                                    By:/s/ John C. Fox
                                       ---------------
                                  Name:  John C. Fox
                                 Title:  Managing Director